Filed pursuant to Rule 424(b)(3)
Registration No. 333-251499

PROSPECTUS

CONTANGO OIL & GAS COMPANY

14,193,903 shares of common stock

The selling stockholders named in this prospectus (the “selling stockholders”), should they choose to do so after the effectiveness of this registration, may offer up to 14,193,903 shares of common stock, par value $0.04 per share (the “common stock”), of Contango Oil & Gas Company (the “Company”) issued to the selling stockholders pursuant to a private placement. All of these shares of common stock would be sold by the selling stockholders named in this prospectus, or their respective transferees, pledgees, donees or successors-in-interest. This prospectus is being filed pursuant to that certain Registration Rights Agreement, dated as of December 1, 2020 between the Company and certain of the selling stockholders (the “Registration Rights Agreement”). The selling stockholders will receive all proceeds from the sale of the shares of common stock being offered in this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholders. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities. For more information related to the selling stockholders, please read “Selling Stockholders.”

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein before you invest in any of our securities.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus. The selling stockholders may offer and sell our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling stockholders may offer and sell these securities from time to time, together or separately. If the selling stockholders use underwriters, dealers or agents to sell such securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds the selling stockholders expect to receive from that sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NYSE American (“NYSE American”) and trades under the symbol “MCF.” The last reported sale price of our common stock on December 17, 2020, as reported by the NYSE American, was $2.14 per share.

See the section entitled “Risk Factors” beginning on page 5 of this prospectus and any similar section contained in any applicable prospectus supplement to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 29, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, should the selling stockholders choose to do so, they may, over time, offer and sell the securities described in this prospectus in one or more offerings or resales. This prospectus provides a general description of the securities. Each time any of the selling stockholders sell any of the securities described herein, the selling stockholders may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

We and the selling stockholders have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or incorporated by reference in this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to “Contango Oil & Gas Company,” the “Company,” the “Registrant,” “we,” “us,” “our” and similar terms refer to Contango Oil & Gas Company and its consolidated subsidiaries.

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ABOUT CONTANGO OIL & GAS COMPANY

Contango Oil & Gas Company is a Houston, Texas based, independent oil and natural gas company. The Company’s business is to maximize production and cash flow from its offshore properties in the shallow waters of the Gulf of Mexico and onshore Texas, Oklahoma, Louisiana and Wyoming properties and use that cash flow to explore, develop, and acquire oil and natural gas properties across the United States.

Additional Information

Our principal executive office is located at 717 Texas Avenue, Suite 2900, Houston, Texas 77002 and our telephone number is (713) 236-7400. Our website is located at http://www.contango.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the documents incorporated by reference herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. The words and phrases “should”, “could”, “may”, “will”, “believe”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “goal” and similar expressions identify forward-looking statements and express our expectations about future events. Although we believe the expectations reflected in such forward-looking statements are reasonable, such expectations may not occur. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled “Risk Factors” included in our 2019 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the Quarter ended September 30, 2020 and those factors summarized below, as well as similar information incorporated by reference herein:

•	volatility and significant declines in oil, natural gas and natural gas liquids prices, including regional differentials;

•	any reduction in our borrowing base from time to time and our ability to repay any excess borrowings as a result of such reduction;

•

the impact of the COVID-19 pandemic, including reduced demand for oil and natural gas, economic slowdown, governmental and societal actions taken in response to the COVID-19 pandemic, stay-at-home orders, and interruptions to our operations;

•	our ability to execute our new corporate strategy of offering a “fee for service” property management service for oil and gas companies;

•

risks related to our recently announced pending acquisition of Mid-Con Energy Partners, LP, a Delaware limited partnership (“Mid-Con” and such acquisition, the “Mid-Con Acquisition”), including the risk that the Mid-Con Acquisition will not be completed on the timeline or terms currently contemplated, that our and Mid-Con’s businesses will not be integrated successfully, that the cost savings, synergies and growth from the Mid-Con Acquisition may not be fully realized or may take longer to realize than expected, and that management attention will be diverted to transaction-related issues;

•	the effect of our pending acquisition (or announcement thereof) of Mid-Con on our stock price or Mid-Con’s unit price;

•	potential liability resulting from litigation related to the Mid-Con Acquisition;

•	the risk that transaction costs for the Mid-Con Acquisition may be higher than anticipated;

•	our financial position;

•	the impact of our derivative instruments;

•	our business strategy, including execution of any changes in our strategy;

•	meeting our forecasts and budgets, including our 2020 capital expenditure budget;

•	expectations regarding oil and natural gas markets in the United States and our realized prices;

•	the ability of the members of the Organization of Petroleum Exporting Countries (“OPEC”) and other oil exporting nations to agree to, adhere to and maintain oil price and production controls;

•	outbreaks and pandemics, even outside our areas of operation, including COVID-19;

•	operational constraints, start-up delays and production shut-ins at both operated and non-operated production platforms, pipelines and natural gas processing facilities;

•	our ability to successfully develop our undeveloped acreage in the Southern Delaware Basin and the Mid-continent area of Oklahoma, and realize the benefits associated therewith;

•	increased costs and risks associated with our exploration and development in the Gulf of Mexico;

•	the risks associated with acting as operator of deep high pressure and high temperature wells, including well blowouts and explosions, onshore and offshore;

•

the risks associated with exploration, including cost overruns and the drilling of non-economic wells or dry holes, especially in prospects in which we have made a large capital commitment relative to the size of our capitalization structure;

•	the timing and successful drilling and completion of oil and natural gas wells;

•	the concentration of drilling in the Southern Delaware Basin, including lower than expected production attributable to down spacing of wells;

•

our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fund our operations, satisfy our obligations, fund our drilling program and support our acquisition efforts;

•	the cost and availability of rigs and other materials, services and operating equipment;

•	timely and full receipt of sale proceeds from the sale of our production;

•	our ability to find, acquire, market, develop and produce new oil and natural gas properties;

•

the conditions of the capital markets and our ability to access debt and equity capital markets or other non-bank sources of financing, and actions by current and potential sources of capital, including lenders;

•	interest rate volatility;

•	our ability to successfully integrate the businesses, properties and assets we acquire, including with respect to Mid-Con, and including those in new areas of operation;

•	our ability to complete strategic dispositions or acquisitions of assets or businesses, including with respect to Mid-Con, and realize the benefits of such dispositions or acquisitions;

•	uncertainties in the estimation of proved reserves and in the projection of future rates of production and timing of development expenditures;

•	the need to take impairments on our properties due to lower commodity prices or other changes in the values of our assets;

•	the ability to post additional collateral for current bonds or comply with new supplemental bonding requirements imposed by the Bureau of Ocean Energy Management;

•	operating hazards attendant to the oil and natural gas business including weather, environmental risks, accidental spills, blowouts and pipeline ruptures, and other risks;

•	downhole drilling and completion risks that are generally not recoverable from third parties or insurance;

•	potential mechanical failure or under-performance of significant wells, production facilities, processing plants or pipeline mishaps;

•	actions or inactions of third-party operators of our properties;

•	actions or inactions of third-party operators of pipelines or processing facilities;

•	the ability to retain key members of senior management and key technical employees and to find and retain skilled personnel;

•	strength and financial resources of competitors;

•	federal and state legislative and regulatory developments and approvals (including additional taxes and changes in environmental regulations);

•	the uncertain impact of supply of and demand for oil, natural gas and NGLs;

•	our ability to obtain goods and services critical to the operation of our properties;

•	worldwide and United States economic conditions;

•	the ability to construct and operate infrastructure, including pipeline and production facilities;

•	the continued compliance by us with various pipeline and gas processing plant specifications for the gas and condensate produced by us;

•	operating costs, production rates and ultimate reserve recoveries of our oil and natural gas discoveries;

•	expanded rigorous monitoring and testing requirements;

•	the ability to obtain adequate insurance coverage on commercially reasonable terms; and

•	the limited trading volume of our common stock and general market volatility.

Any of these factors and other factors described in this prospectus and the documents incorporated by reference herein could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. Although we believe our estimates and assumptions to be reasonable when made, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. Our assumptions about future events may prove to be inaccurate. Moreover, the effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of the factors summarized above or discussed in this report or our 2019 Form 10-K or our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020. We caution you that the forward-looking statements contained in this prospectus and the documents incorporated by reference herein are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward-looking events and circumstances will occur. You should not place undue reliance on forward-looking statements in this prospectus and the documents incorporated by reference herein as they speak only as of the date hereof or thereof.

We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Except as required by law, we undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus and the documents incorporated by reference herein or to reflect the occurrence of unanticipated events. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as information included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, as incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

USE OF PROCEEDS

We will not receive any proceeds from the sale by selling stockholders of our common stock. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities.

SELLING STOCKHOLDERS

This prospectus relates to 14,193,903 shares of our common stock, which were issued in the Company’s private placement of common stock that closed on December 1, 2020.

On December 1, 2020, the Company entered into the Registration Rights Agreement with the selling stockholders thereunder relating to the registration of the shares of common stock issued in the private placement that closed on the same date (the “Registrable Securities”), which was filed with the SEC as an exhibit to our Current Report on Form 8-K filed on December 3, 2020.

The filing of this prospectus is pursuant to our obligations under the Registration Rights Agreement. We will bear all expenses incurred in connection with the registration of the Registrable Securities. The Registration Rights Agreement also includes customary provisions regarding indemnification and contribution.

The information contained in the table below in respect of the selling stockholders (including the number of shares of common stock beneficially owned and the number of shares of common stock offered) has been obtained from the selling stockholders as of the closing of the private placement and such information has not been independently verified by us. We may supplement this prospectus from time to time in the future to update or change this list of selling stockholders and the number of shares of common stock that may be offered and sold by them. The registration for resale of the shares of common stock does not necessarily mean that the selling stockholders will sell all or any of these shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

The information set forth in the following table regarding the beneficial ownership after resale of the shares of common stock is based upon the assumption that the selling stockholders will sell all of the shares of common stock beneficially owned by them that are covered by this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them. Except as described in the footnotes to the following table, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the person named below.

As of December 16, 2020, there were 173,687,624 shares of our common stock issued and outstanding.

Name of selling stockholder	Shares of Common Stock beneficially owned prior to the offering		Shares of Common Stock to be offered	Shares of Common Stock beneficially owned after the offering
	Number	Percentage		Number	Percentage
Avondale Growth Capital LP (1)	9,838,710	5.66%	4,838,710	5,000,000	2.88%
BF Oil, L.P. (2)	483,871	*	483,871	0	*

Bratton Family Foundation (3)	161,290	*	161,290	0	*
BV Portfolio, LLC (4)	645,161	*	645,161	0	*

DWS Growth Capital LP (5)(6)	9,051,000	5.21%	4,051,000	5,000,000	2.88%
Global Undervalued Securities Master Fund, LP (7)	3,515,323	2.02%	1,290,323	2,225,000	1.28%
Liddiard, Cortney	32,258	*	32,258	0	*

Lindley, Michael	2,019,290	1.16%	161,290	1,858,000	1.07%
MD Opportunities LP (6)	2,000,000	1.15%	2,000,000	0	*
No. 4 LP (6)	400,000	*	400,000	0	*

Zelma Kins Trust (8)	130,000	*	130,000	0	*

*	Represents less than 1%.
(1)	Kenneth L. Schnitzer, Jr. is the manager of KLS GP LLC, and has the sole voting and investment power over the shares held by Avondale Growth Capital LP.
(2)	Douglas K. Bratton has sole voting and investment power with respect to the shares held by BF Oil, L.P., which is managed by DKB Management Inc, its general partner.
(3)	Douglas K. Bratton, as chairman, has sole voting and investment power with respect to the shares held by the Bratton Family Foundation.
(4)	Cortney Liddiard is the President of BV Management Services, Inc., the Manager of Ball Ventures, LLC, which is the sole member of and has sole voting and investment control over BV Portfolio, LLC.
(5)	Includes 1,141,036 shares owned by DWS Capital LP and 2,091,560 shares owned by DWS Investment Partnership LP.
(6)	Douglas W. Schnitzer is the manager of DS Investments GP LLC and has the sole voting and investment power over the shares held by DWS Growth Capital LP, MD Opportunities LP and No. 4 LP.
(7)

John Kleinheinz is the principal of Kleinheinz Capital Partners, Inc., which is the general partner of Global Undervalued Securities Master Fund, L.P., and has sole voting and investment power with respect to the shares held by Global Undervalued Securities Master Fund L.P.

(8)	Jamie Kins Rosenblood and Jack Kins have shared voting and investment power with respect to the shares held by Zelma Kins Trust.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the shares of common stock by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares of common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares of common stock may be sold include:

1.	privately negotiated transactions;

2.	underwritten transactions;

3.	exchange distributions and/or secondary distributions;

4.	sales in the over-the-counter market;

5.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

6.	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

7.

a block trade (which may involve a cross trade) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

8.	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

9.	short sales;

10.	through the writing of options on the shares, whether or not the options are listed on an options exchange;

11.	through the distribution of the shares by any selling stockholders to its partners, members or stockholders;

12.	a combination of any such methods; and

13.	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock pursuant to an exemption from registration pursuant to Rule 144 under the Securities Act, if available, rather than under this prospectus.

Transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the securities to underwriters or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of common stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the shares of common stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the securities under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Stock

We have authorized 405,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of December 16, 2020, we had: (i) 200 holders of record of common stock and 173,687,624 shares of common stock outstanding and (ii) no shares of preferred stock outstanding.

Common Stock

Holders of common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Unless specified in our Amended and Restated Certificate of Formation (including any certificate of designation of preferred stock) or the bylaws of the Company, or as required by applicable provisions of the Texas Business Organizations Code (the “TBOC”) or applicable stock exchange rules, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote on a matter is required to approve any such matter voted on by the Company’s stockholders.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. No share of common stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Holders of common stock are entitled to receive dividends from the Company when, as and if declared by the board of directors of the Company (the “Board”).

Preferred Stock

Our Amended and Restated Certificate of Formation authorizes 5,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is expressly granted authority to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issue of such series and as may be permitted by the TBOC. Our Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have antitakeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. No shares of preferred stock are being issued or registered in this offering.

Dividends

Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available. Therefore, any decision to pay future dividends on our common stock will be at the discretion of our board of directors and will depend upon our financial condition, results of operations, capital requirements and other factors our board of directors may deem relevant. We do not anticipate paying any cash dividends on our common stock in the foreseeable future, as we currently intend to retain all future earnings to fund the development and growth of our business. Our credit facility currently restricts our ability to pay cash dividends on our common stock, and we may also enter into credit agreements or other borrowing arrangements in the future that restrict or limit our ability to pay cash dividends on our common stock.

Election of Directors

Our Board consists of one class of five directors. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Anti-Takeover Effects of Our Certificate of Formation and Bylaws

Texas Anti-Takeover Law

Pursuant to its governing documents, the Company has opted out of Texas statutory equivalent of DGCL Section 203 (the “Texas Anti-takeover Statute”); however, the Company’s bylaws incorporate anti-takeover provisions (the “Bylaw Anti-takeover Provisions”) that are based on the Texas Anti-takeover Statute. These Bylaw Anti-takeover Provisions give the Company flexibility to engage in certain beneficial transactions with any of its shareholder while still providing the appropriate level of anti-takeover protections for a corporation of the Company’s size and shareholder base. Specifically, the Bylaw Anti-takeover Provisions include substantially the same restrictions that are provided for under the Texas Anti-takeover Statute, provided that those restrictions do not apply to (i) Goff at any time that he owns less than 23% of the Company’s outstanding shares (or such higher ownership threshold as may be approved by the Board in advance) or (ii) a transaction between the Company and any person that holds more than 20% of the Company’s outstanding shares if such transaction is approved in advance by (A) a majority of the continuing and unaffiliated directors of the Company and (B) holders of a majority of the Company’s outstanding shares.

Authorized but Unissued Capital Stock

The listing requirements of the NYSE American, which would apply so long as the common stock remains listed on the NYSE American, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Authorized shares may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or

•	average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NYSE American and trades under the symbol “MCF.”

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. If the securities are being distributed through underwriters or agents, the validity of the securities will be passed upon for the underwriters or agents by counsel identified in the related prospectus supplement. Matters relating to the securities will be passed for the selling stockholders by their own respective counsel.

EXPERTS

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Contango Oil & Gas Company incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Certain estimates of proved oil and gas reserves for the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated by reference herein were based in part upon reports by William M. Cobb & Associates, Inc., an independent petroleum engineering firm. Certain estimates of proved oil and gas reserves for Exaro Energy III, LLC incorporated by reference herein were based in part upon reports by W.D. Von Gonten & Co., an independent petroleum engineering firm. These estimates are included and incorporated herein in reliance on the authority of such firms as experts in such matters.

The consolidated financial statements of White Star Petroleum, LLC as of December 31, 2018 and 2017, and the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2018 consolidated financial statements contains an explanatory paragraph that states that White Star Petroleum’s noncompliance with its debt covenants raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The audited financial statements of Mid-Con Energy Partners, LP incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy statements and other information about registrants, like us, that have been filed electronically with the SEC. You can access the SEC’s Internet site at http://www.sec.gov. You can also obtain information about us on our website at http://www.contango.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless we expressly provide to the contrary):

(1)	Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020;

(2)

Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on June 22, 2020, for the quarter ended June  30, 2020, filed with the SEC on August 19, 2020, and for the quarter ended September  30, 2020, filed with the SEC on November 16, 2020;

(3)

Current Reports on Form 8-K filed with the SEC on May 15, 2020; June  11, 2020; June 15, 2020; June  24, 2020; July 7, 2020; October  26, 2020; October 28, 2020; November 5, 2020; November 30, 2020; and December  3, 2020; and Form 8-K/A filed with the SEC on January 14,  2020 and October 27, 2020;

(4)

The description of our common stock which is contained in the Registration Statement on Form 8-A (File No. 001-16317) filed with the SEC on January 16, 2001, as amended by our Current Report on  Form 8-K filed with the SEC on June  14, 2019, as updated by Exhibit 4.5 to our Annual Report on  Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 30, 2020, and as subsequently amended or updated;

(5)	Our Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders filed with the SEC on April 28, 2020;

(6)

The financial statements of Mid-Con Energy Partners, LP for the years ended December 31, 2019 and 2018, and for the interim period ended September  30, 2020, each as included as Annex D and Annex E, respectively, to the Amendment to our Registration Statement on Form S-4 filed with the SEC on December 4, 2020; and

(7)

The unaudited pro forma condensed consolidated combined financial statements of Contango, as included on pages 111 through 123 of the Amendment to our Registration Statement on Form S-4 filed with the SEC on December 4, 2020.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such we expressly provide to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing, telephoning or emailing us at the following address, telephone number or email address:

Contango Oil & Gas Company

Attention: Corporate Secretary

717 Texas Avenue, Suite 2900

Houston, Texas 77002

(713) 236-7400

investorrelations@contango.com

CONTANGO OIL & GAS COMPANY

14,193,903 shares of common stock

PROSPECTUS

December 29, 2020